BYLAWS OF
                        INTERMARK DEVELOPMENT CORPORATION
                             (a Nevada Corporation)

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I - CORPORATE OFFICES ..............................               1

1.1   REGISTERED OFFICE ....................................               1
1.2   OTHER OFFICES ........................................               1

ARTICLE II - MEETINGS OF STOCKHOLDERS ......................               1

2.1   PLACE OF MEETINGS ....................................               1
2.2   ANNUAL MEETING .......................................               1
2.3   SPECIAL MEETING ......................................               1
2.4   NOTICE OF STOCKHOLDERS' MEETINGS .....................               2
2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE                         2
2.6   QUORUM ...............................................               3
2.7   ADJOURNED MEETING; NOTICE ............................               3
2.8   VOTING ...............................................               3
2.9   WAIVER OF NOTICE .....................................               4
2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
      MEETING ..............................................               5
2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING;
      GIVING CONSENTS ......................................               5
2.12  PROXIES . . . . . . . . . . . . . . . . . . . . .                    5
2.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE . . . . . .                    5
2.14  INSPECTORS OF ELECTION ...............................               5

ARTICLE III - DIRECTORS ....................................               6

3.1   POWERS ...............................................               6
3.2   NUMBER OF DIRECTORS ..................................               6
3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF
      DIRECTORS ............................................               6
3.4   RESIGNATION AND VACANCIES.............................               7
3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE .............               8
3.6   FIRST MEETINGS .......................................               8
3.7   REGULAR MEETINGS......................................               8
3.8   SPECIAL MEETINGS; NOTICE..............................               8
3.9   QUORUM ...............................................               9
3.10  WAIVER OF NOTICE .....................................               9
3.11  ADJOURNED MEETING; NOTICE.............................              10
3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT
      A MEETING.............................................              10
3.13  FEES AND COMPENSATION OF DIRECTORS....................              10
3.14  APPROVAL OF LOANS TO OFFICERS.........................              10
3.15 REMOVAL OF DIRECTORS...................................              10





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ARTICLE IV - COMMITTEES.....................................              11

4.1   COMMITTEES OF DIRECTORS...............................              11
4.2   COMMITTEE MINUTES ....................................              12
4.3   MEETINGS AND ACTION OF COMMITTEES.....................              12

ARTICLE V - OFFICERS........................................              12

5.1   OFFICERS..............................................              12
5.2   ELECTION OF OFFICERS .................................              12
5.3   SUBORDINATE OFFICERS .................................              12
5.4   REMOVAL AND RESIGNATION OF OFFICERS ..................              13
5.5   VACANCIES IN OFFICES .................................              13
5.6   CHAIRMAN OF THE BOA RD................................              13
5.7   PRESIDENT ............................................              13
5.8   VICE PRESIDENT .......................................              14
5.9   SECRETARY ............................................              14
5.10  TREASURER.............................................              14
5.11 ASSISTANT SECRETARY ...................................              15
5.12 ASSISTANT TREASURER ...................................              15
5.13 AUTHORITY AND DUTIES OF OFFICERS ......................              15

ARTICLE VI - INDEMNITY .....................................              16

6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS.............              16
6.2   INDEMNIFICATION OF OTHERS.............................              16
6.3   INSURANCE.............................................              16

ARTICLE VII - RECORDS AND REPORTS ..........................              17

7.1   MAINTENANCE AND INSPECTION OF RECORDS.................              17
7.2   INSPECTION BY DIRECTORS...............................              17
7.3   ANNUAL STATEMENT TO STOCKHOLDERS......................              18
7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS                      18

ARTICLE VIII - GENERAL MATTERS..............................              19

8.1   CHECKS ...............................................              19
8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS                    19
8.3   STOCK CERTIFICATES; PARTLY PAID SHARES................              20
8.4   SPECIAL DESIGNATION ON CERTIFICATES...................              20
8.5   LOST CERTIFICATES.....................................              20
8.6   CONSTRUCTION; DEFINITIONS.............................              20
8.7   DIVIDENDS.............................................              20
8.8   FISCAL YEAR ..........................................              20
8.9   SEAL .................................................              21
8.10  TRANSFER OF STOCK ....................................              21
8.11 STOCK TRANSFER AGREEMENTS .............................              21
8.12 REGISTERED STOCKHOLDERS ...............................              21

ARTICLE IX - AMENDMENTS.....................................              21



                                       ii



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ARTICLE X - DISSOLUTION.....................................              22

ARTICLE XI - CUSTODIAN .....................................              22

11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES ...........              22
11.2 DUTIES OF CUSTODIAN ...................................              23





















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                   BYLAWS OF INTERMARK DEVELOPMENT CORPORATION
                             (a Nevada Corporation)

                                    ARTICLE I

                                CORPORATE OFFICES
                                -----------------

1.1   REGISTERED OFFICE

The registered office of the corporation shall be in the City of Reno, County of Clark, State of Nevada. The name of the registered agent of the corporation at such location is Nevada Agency and Trust Company, located at West 50 Liberty Street, Bank of America, Reno, Nevada

1.2   OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

2.1   PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

The annual meeting of stockholders shall be held each year within 180 days of the end of the prior fiscal year, on a date and at a time designated by the board of directors or as otherwise determined by the board of directors.

2.3   SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is requested by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation.


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



No business may be transacted at such special meeting otherwise than specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the receipt of the request. Upon determination of the time and the place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of
Section 2.4 of these bylaws. If the notice is not given within 61 days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4   NOTICE OF STOCKHOLDERS MEETINGS

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders shall be given either personally or by first class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the


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United  States Postal  Service  marked to indicate that the United States Postal
Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.6   QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stock holders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7   ADJOURN MEETING: NOTICE

Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of the General Corporation Law of Nevada (relating to



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voting rights of  fiduciaries,  pledgers and joint owners of stock and to voting trusts and other voting agreements).

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

At a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). Each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

2.9   WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Nevada or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor business on the day next preceding the day on which the meeting is held.

      (i) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

      (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.



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



2.12  PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Nevada.

2.13  LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.14 INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall appoint a person to fill that vacancy.



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Such inspectors shall:

      (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

      (b)   receive votes, ballots or consents;

      (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

      (d)   count and tabulate all votes or consents;

      (e)   determine when the polls shall close;

      (f)   determine the result; and

      (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

3.1   POWERS

Subject to the provisions of the General Corporation Law of Nevada and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2   NUMBER OF DIRECTORS

The number of directors of the corporation shall be one (1). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3   ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual



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


meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4   RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office (even if less than a quorum), including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws:

      (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in the General Corporation Law of Nevada.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court may, upon application of any stockholder or stockholders holding at least ten (10) percent



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of the total  number of the shares at the time  outstanding  having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of the General Corporation Law of Nevada as far as applicable.

3.5   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6   FIRST MEETINGS

The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.7 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.8 SPECIAL MEETINGS NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram,



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charges prepaid,  addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.9   QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10  WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Nevada or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.



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



3.11 ADJOURNED MEETING NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.13 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.14  APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.15 REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less that the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

4.1   COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in the General Corporation Law of Nevada, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under the General Corporation Law of Nevada, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the General Corporation Law of Nevada.

4.2   COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3   MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings),
Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and
Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V

                                    OFFICERS
                                    --------

5.1   OFFICERS

The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2   ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3   SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4   REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5   VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors and the number of directors can be increased by board action.

5.6   CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7   PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or non-existence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8   VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.9   SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10  TREASURER

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.11 ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.12 ASSISTANT TREASURER

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.13 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI

                                    INDEMNITY
                                    ---------

6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2   INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3   INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Nevada.

                                   ARTICLE VII

                               RECORDS AND REPORTS
                               -------------------

7.1   MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Nevada or at its principal place of business.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2   INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3   ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS
                                 ---------------

8.1   CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3   STOCK CERTIFICATES: PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4   SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the General Corporation Law of Nevada, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5   LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation at its option may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6   CONSTRUCTION: DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7   DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Nevada. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

The directors of the corporation may set at out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8   FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9   SEAL

The Corporation shall have power to have a corporate seal, which shall be adopted and which may be altered by the board of directors, and the corporation may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10  TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Nevada.

8.12 REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                    ARTICLE X

                                   DISSOLUTION
                                   -----------

If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of the General Corporation Law of Nevada and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with the General Corporation Law of Nevada. Upon such certificate's becoming effective in accordance with the General Corporation Law of Nevada, the corporation shall be dissolved.

Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with the General Corporation Law of Nevada. Upon such consent's becoming effective in accordance with the General Corporation Law of Nevada, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                   ARTICLE XI

                                    CUSTODIAN
                                    ---------

11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

The Court of the state of Nevada, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

      (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

     (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot obtained and the stockholders are unable to terminate this division; or

   (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2  DUTIES OF CUSTODIAN

The custodian shall have all the powers and title of a receiver appointed under the General Corporation Law of Nevada, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of the state of Nevada otherwise orders and except in cases arising out of the General Corporation Law of Nevada.

Certificate by Secretary

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of INTERMARK DEVELOPMENT CORPORATION and that the foregoing Bylaws, comprising twenty five (25) pages, were adopted as the Bylaws of the corporation on the ____ day of August, 1996, pursuant to a corporate resolution of the Board of Directors.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this ___ day of August, 1996.

                        CERTIFICATE OF ADOPTION OF BYLAWS
                                       OF
                        INTERMARK DEVELOPMENT CORPORATION
                             (a Nevada Corporation)

                         Adoption by Board of Directors
                         ------------------------------


The undersigned person was appointed by the Board of Directors of the corporation to act as the secretary of INTERMARK DEVELOPMENT CORPORATION hereby adopts the foregoing bylaws, comprising twenty five (25) pages, as the Bylaws of the corporation.

Executed this ___ day of August, 1996.


-------------------------------
Cindy K. Swank, Secretary

                                     BY-LAWS

                                       OF

                                MR. NEVADA, INC.

                               ARTICLE I - OFFICES


      The registered office of the corporation in the State of Nevada shall be located at 112 North Third, Las Vegas,Nevada. The corporation may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the corporation may from time to time require.

                            ARTICLE II - SHAREHOLDERS

1.    ANNUAL MEETING.

      The annual meeting of the stockholders shall be held on 10th of April in each year, beginning with the year 1972 at 2:00 o'clock p.m., or such other time or such other day as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Sunday or a legal holiday such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as conveniently possible.

2.    SPECIAL MEETINGS.

      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a minimum of two members of the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty (50%) per cent of all the outstanding shares of the corporation entitled to vote at the meetings.

3.    PLACE OF MEETING.

      The Directors may designate any place, either within or without the State of Nevada, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.    NOTICE OF MEETING.

      Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than forty five
(45) days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the President, the Secretary, or the person or persons calling the meeting, to each stockholder or record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.    FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD.

      In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express written consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, ten (10) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of stockholders, not less than ten (10) days prior any other action.

6.    VOTING LISTS.

      The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting. The original stock transfer book shall be prima facie evidence as to those stockholders entitled to examine such list or transfer book or to vote at the meeting of stockholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

7.    QUORUM.

      At any meeting of stockholders fifty per cent (50%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.    PROXIES.

      At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

9.    VOTING.

      Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote\\; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of incorporation. Voting for any matter need not be by written ballot.

10.   ORDER OF BUSINESS.

      The order of business at all meetings of the stockholders, shall be as follows:

      1.    Roll Call.

      2.    Proof of notice of meeting or waiver of notice.

      3.    Reading of minutes of preceding meeting.

      4.    Reports of Officers.

      5.    Reports of Committees.

      6.    Election of Directors.

      7.    Unfinished Business.

      8.    New Business.

11.   INFORMAL ACTION BY STOCKHOLDERS.

      Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

1.    GENERAL POWERS.

      The business and affairs of the corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of the State of incorporation.

2.    NUMBER, TENURE AND QUALIFICATIONS.

      The number of Directors of the corporation shall be at least two (2) and not more than thirty five (35). Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.    REGULAR MEETINGS.

      A regular meeting of the Directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders The Directors may provide, by resolution, the t me and place for the holding of additional regular meetings without other notice than such resolution.

4.    SPECIAL MEETINGS.

      Special meetings of the Directors may be called by or at the request of the President or a majority of the remaining Directors. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them, provided that the place of the meeting is approved by the President of the corporation.

5.    NOTICE.

      Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally, or by telegram or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting.

6.    QUORUM.

      At any meeting of the Directors fifty one per cent (51%) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the Directors present may adjourn the meeting.

7.    MANNER OF ACTING.

      The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

8.    NEWLY CREATED DIRECTORSHIPS

      The Board of Directors may increase the number of Directors by a two thirds (2/3) majority vote, subject to the ratification of the shareholders. Newly created directorships resulting from an increase in the number of Directors may be filled by a vote of a two thirds (2/3) majority of the Directors then in office, subject to a ratification of the shareholders. The term of any newly created directorship shall be determined by the Board of Directors.

9.    REMOVAL OF DIRECTORS.

      Any of the Directors may be removed for cause by vote of the stockholders or by action of the Board.

10.   RESIGNATION.

      A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.   VACANCIES

      Directors shall be elected to fill any vacancy by simple majority vote of the Board of Directors. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her successor.

12.   COMPENSATION.

      Compensation may be paid to Directors as such, for their services, by resolution of the Board. A fixed sum and expenses for actual attendance at each regular or special meeting of the Board may also be authorized. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

13.   PRESUMPTION OF ASSENT.

      A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

14.   EXECUTIVE AND OTHER COMMITTEES.

      The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one (1) or more Directors. Each such committee shall serve at the pleasure of the Board.

15.   INDEMNIFICATION.

      Each Officer and/or Director shall be indemnified by the corporation from suits by Shareholders, other Directors or creditors of the corporation unless such Officer or Director shall have been adjudicated in a court of law to have committed fraud or willful malfeasance. This indemnification shall not apply to suits filed under the Securities Exchange Act of 1934 and amendments thereto. Nothing in this paragraph shall be construed to run counter to public policy as set forth by the United States Securities and Exchange Commission.

                              ARTICLE IV - OFFICERS

1.    NUMBER.

      The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors.

2.    ELECTION AND TERM OF OFFICE.

      The officers of the corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.    REMOVAL.

      Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract right, if any, of the person so removed.

4.    VACANCIES.

      A  vacancy  in  any  office  because  of  death,   resignation,   removal,
disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

5.    PRESIDENT.

      The President shall be the principal executive officer of the corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Directors. He may sign, with the Secretary or any other proper officer of the corporation authorized by the Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

6.    SECRETARY.

      The Secretary shall keep the minutes of the stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of Secretary, preside at meetings in the absence of the President perform such other duties as from time to time may be assigned to him by the President or by the Directors.

7.    TREASURER.

      If required by the Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.

8.    SALARIES.

      The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.    CONTRACTS.

      The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.    LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3.    CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Directors.

4.    DEPOSITS.

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Directors may select.

            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.    CERTIFICATES FOR SHARES.

      Certificates representing shares of the corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost destroyed or mutilated certificate a new one may be issued there for upon such terms and indemnity to the corporation as the Directors may prescribe.

2.    TRANSFERS OF SHARES.

      (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

      (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the state of incorporation.

                           ARTICLE VII - FISCAL YEAR

      The fiscal year of the corporation shall begin on the 1st day of January in each year.

                           ARTICLE VIII - DIVIDENDS

      The Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE IX - SEAL

      The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                         ARTICLE X - WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any stockholder, or Director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI - AMENDMENTS

      These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stock holders' meeting when the proposed amendment has been set out in the notice of such meeting.